UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
_______________________

Date of Report
(Date of earliest event reported)
April 30, 2019

              Regal Beloit Corporation
(Exact name of registrant as specified in its charter)

Wisconsin	1-7283	39-0875718
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

  200 State Street, Beloit, Wisconsin 53511-6254
(Address of principal executive offices, including zip code)

  (608) 364-8800
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
_______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company     ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.         ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 14, 2019, Regal Beloit Corporation (the “Company”) disclosed on a Form 8-K that (i) the Board of Directors of the Company (the “Board ”) elected Louis V. Pinkham to succeed Mark J. Gliebe as the Company’s Chief Executive Officer, effective as of April 1, 2019, (ii) the Company expected that Mr. Pinkham would be elected by the Board to serve as a director of the Company following the Company’s 2019 annual meeting of shareholders to be held April 30, 2019 (the “Annual Meeting”), and (iii) the Board acted to appoint Rakesh Sachdev, the former Presiding Director of the Board, to serve as Chairman of the Board effective following the Annual Meeting, subject to Mr. Sachdev’s re-election by the shareholders at the Annual Meeting.

On April 30, 2019, following the Annual Meeting, the Board (i) elected Mr. Pinkham to serve as a director of the Company, effective immediately, with an initial term continuing until the 2020 annual meeting of shareholders (the “2020 Annual Meeting”), and (ii) appointed Mr. Sachdev to serve as Chairman of the Board.

Effective with Mr. Pinkham’s election, the Board, by resolution, changed its size to nine directors, with Mr. Pinkham’s election filling the resulting vacancy.

Item 5.07.    Submission of Matters to a Vote of Security Holders.

On April 30, 2019, the Company held the Annual Meeting for the purposes of (i) electing eight directors for terms expiring at the 2020 Annual Meeting, (ii) holding a shareholder advisory vote on the compensation of the Company’s named executive officers as disclosed in the Company’s 2019 proxy statement, and (iii) ratifying the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 28, 2019.

As of the March 7, 2019 record date for the determination of the shareholders entitled to notice of, and to vote at, the Annual Meeting, 42,808,942 shares of the Company’s common stock were outstanding and eligible to vote. A total of 40,713,675 shares were voted in person or by proxy at the Annual Meeting.

The following are the final votes on the matters presented for approval at the Annual Meeting:

Vote on the election of eight directors for terms expiring at the 2020 Annual Meeting:

Name	For	Against	Abstain	Broker Non-Votes

Stephen M. Burt	37,697,785	1,747,487	11,765	1,256,638
Anesa T. Chaibi	37,640,511	1,801,469	15,057	1,256,638
Christopher L. Doerr	36,405,434	3,007,093	44,510	1,256,638
Thomas J. Fischer	36,360,395	3,037,487	59,155	1,256,638
Dean A. Foate	36,384,153	3,058,964	13,920	1,256,638
Rakesh Sachdev	37,294,614	2,149,097	13,326	1,256,638
Curtis W. Stoelting	36,265,052	3,156,662	35,323	1,256,638
Jane L. Warner	37,451,729	1,962,690	42,618	1,256,638

Advisory vote on the compensation of the Company’s named executive officers as disclosed in the Company’s 2019 proxy statement:

For	Against	Abstain	Broker Non-Votes
35,778,921	3,567,337	110,779	1,256,638

Vote on the ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 28, 2019:

For	Against	Abstain
39,752,618	934,005	27,052

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGAL BELOIT CORPORATION

Date: May 1, 2019                    By: /s/ Thomas E. Valentyn
Name: Thomas E. Valentyn
Title: Vice President, General Counsel and Secretary